      As filed with the Securities and Exchange Commission on July 20, 1999
                                                   Registration No. 333-________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 ---------------


                        AMERICAN BUSINESS PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


            GEORGIA                                         58-1030529
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)


           2100 RIVEREDGE PARKWAY, SUITE 1200, ATLANTA, GEORGIA 30328 (Address of principal executive offices, including zip code)


        AMERICAN BUSINESS PRODUCTS, INC. 1999 INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                                 ---------------



              JOHN H. KARR                                   COPY TO:
           CORPORATE SECRETARY                     LEONARD A. SILVERSTEIN, ESQ.
    AMERICAN BUSINESS PRODUCTS, INC.                LONG ALDRIDGE & NORMAN LLP
   2100 RIVEREDGE PARKWAY, SUITE 1200               303 PEACHTREE STREET, N.E.
         ATLANTA, GEORGIA  30328                            SUITE 5300
 (Name and address of agent for service)           ATLANTA, GEORGIA  30308-3201
             (770) 953-8300                               (404) 527-4000
 (Telephone number, including area code,
          of agent for service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
Title of                                               Proposed                 Proposed
securities                       Amount                 maximum                  maximum               Amount of
to be                             to be             offering price              aggregate             registration
registered                    registered (1)           per share              offering price              fee
==================================================================================================================

Common                         609,076 (2)                     (2)                        (2)                   (2)
Stock,$2.00 par                200,000 (2)                     (2)                        (2)                   (2)
value                          100,000 (3)             $16.875 (3)             $1,687,500 (3)           $469.13 (3)
per share                      100,000 (3)             $16.875 (3)             $1,687,500 (3)           $469.13 (3)

                                                                                           Total        $938.26

==================================================================================================================


(1) The shares of common stock being registered represent (i) 609,076 shares of common stock available for issuance and not subject to outstanding options or awards that were transferred from the American Business Products, Inc. 1981 Stock Incentive Plan, 1991 Stock Incentive Plan and 1993 Directors Stock Incentive Plan to the American Business Products, Inc. 1999 Incentive Compensation Plan, (ii) 200,000 shares of common stock receivable upon exercise of outstanding options granted under the 1981 Stock Incentive Plan, 1991 Stock Incentive Plan and 1993 Directors Stock Incentive Plan which options we estimate may be forfeited or canceled or may expire without the issuance of common stock, (iii) 100,000 shares of outstanding common stock which we estimate may be tendered to us in payment of the exercise price and/or in satisfaction of income tax or other withholding obligations under the 1981 Stock Incentive Plan, 1991 Stock Incentive Plan, 1993 Directors Stock Incentive Plan and 1999 Incentive Compensation Plan, and (iv) 100,000 shares of common stock which we estimate that we may repurchase through open market or privately negotiated transactions. An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the 1999 Incentive Compensation Plan.

(2) Pursuant to Rule 429 under the Securities Act, an aggregate of 609,076 shares of common stock registered under earlier registration statements on Form S-8, Commission File Nos. 033-53627, 033-59271, 033-39314 and
         333-58901, are being carried forward to this registration statement. Additionally, 200,000 shares of common stock previously registered under those earlier registration statements that are receivable upon exercise of outstanding options which options we estimate may be forfeited or canceled or may expire without the issuance of the underlying common stock are included in this registration statement. The registration fees relating to these shares were previously paid in connection with those earlier registration statements and, therefore, no registration fees relating to these shares are payable in connection with this registration statement.

(3) The offering price for these shares is estimated pursuant to Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of our common stock on July 16, 1999 as quoted on the New York Stock Exchange.

          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS

         This Registration Statement includes shares of common stock available for issuance that were transferred to the American Business Products, Inc. 1999 Incentive Compensation Plan from the American Business Products, Inc. 1981 Stock Incentive Plan, 1991 Stock Incentive Plan and 1993 Directors Stock Incentive Plan and shares of common stock that are receivable upon exercise of outstanding options granted under those plans which options we estimate may be forfeited or canceled or may expire without the issuance of the underlying common stock. Earlier registration statements filed on Form S-8, Commission File Nos. 033-53627, 033-59271, 033-39314 and 333-58901, relating to these shares of common stock are effective. Pursuant to General Instruction E to Form S-8, the contents of those earlier registration statements are incorporated herein by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of the instructions to the Registration Statement on Form S-8 will be sent or given to participants in the American Business Products, Inc. 1999 Incentive Compensation Plan as required by Rule 428(b)(1) of the rules promulgated under the Securities Act of 1933, as amended.

                                   PROSPECTUS

                        AMERICAN BUSINESS PRODUCTS, INC.

                                1,009,076 SHARES
                                  COMMON STOCK

                               -----------------

         This prospectus relates to reoffers and resales by certain selling shareholders of up to 1,009,076 shares of common stock that have been or may in the future be issued as restricted stock or performance shares, or acquired upon the exercise of stock options granted and to be granted in the future pursuant to the American Business Products, Inc. 1999 Incentive Compensation Plan. The number of shares offered hereby may be adjusted as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the plan.

         The holders of these shares may offer and sell them from time to time pursuant to this prospectus through transactions on the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which the shares of common stock are then listed, in the over-the-counter market or in negotiated transactions or through a combination of such methods of sale, at prevailing market prices or at negotiated prices.

         The shares of common stock of American Business Products are listed on the New York Stock Exchange under the trading symbol "ABP." On July 16, 1999, the last reported sale price for the shares of common stock on the New York Stock Exchange was $16.9375 per share.

                               -----------------

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTEMPLATED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.



                  The date of this prospectus is July 20, 1999.

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----

WHERE YOU CAN FIND MORE INFORMATION.......................................................................    3

GENERAL INFORMATION.......................................................................................    4

SELLING SHAREHOLDERS......................................................................................    4

MANNER OF SALE............................................................................................    4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................    4

EXPERTS...................................................................................................    5

LEGAL MATTERS.............................................................................................    5

                       WHERE YOU CAN FIND MORE INFORMATION

         Federal securities laws require us to file information with the Securities and Exchange Commission concerning our business and operations. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Commission. You can inspect and copy this information at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also do so at the following regional offices of the Commission:

                       New York Regional Office
                       Seven World Trade Center
                       Suite 1300
                       New York, New York 10048

                       Chicago Regional Office
                       Northwest Atrium Center
                       500 West Madison Street
                       Suite 1400
                       Chicago, Illinois 60661

         You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding companies that, like us, file information electronically with the Commission. You can also inspect information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933 with respect to the shares of common stock offered hereby. This prospectus, which is a part of that registration statement, does not contain all the information set forth in, or annexed as exhibits to, the registration statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. The registration statement and its exhibits contain further information with respect to American Business Products and the shares of common stock offered hereby. You may obtain copies of the registration statement, including exhibits, from the public reference facilities of the Commission referenced above upon payment of the prescribed fees or examine the registration statement without charge at such facilities.

                               GENERAL INFORMATION

         American Business Products is a Georgia corporation with its principal executive offices at 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328. Its telephone number is (770) 953-8300.

         Up to 1,009,076 shares of common stock offered hereby have been or may be issued to the selling shareholders by American Business Products as restricted stock or performance shares, or acquired upon the exercise of stock options granted and to be granted in the future pursuant to the American Business Products, Inc. 1999 Incentive Compensation Plan.


                              SELLING SHAREHOLDERS

         The selling shareholders are key employees and nonemployee directors of American Business Products who received the shares of common stock offered hereby through participation in the American Business Products, Inc. 1999 Incentive Compensation Plan. American Business Products will supplement this prospectus with the names of the selling shareholders and the number of shares of common stock to be sold by the selling shareholders as such information becomes known.

                                 MANNER OF SALE

         The offering being made hereby is not underwritten. The selling shareholders may sell the shares offered hereby through transactions on the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which the shares of the common stock are then listed, in transactions in the over-the-counter market or in negotiated transactions or through a combination of such methods of sale at market prices prevailing at the time of sale or at negotiated prices. The selling shareholders may sell the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for which such broker-dealers may act as agents or to whom they sell as principals, or both.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, and future filings made with the Commission will automatically update and supersede this information. We incorporate by reference documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all their shares offered by this prospectus.

         We have filed the following documents with the Commission:

         (1)      Our Annual Report on Form 10-K for the year ended December 31,
                  1998;

         (2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         (3) Our Current Report on Form 8-K filed on March 25, 1999 (event date: March 18, 1999);

         (4) Our Current Report on Form 8-K filed on May 7, 1999 (event date: May 5, 1999);

         (5) Our Current Report on Form 8-K filed on June 3, 1999 (event date: June 1, 1999);

         (6) Our Proxy Statement dated March 31, 1999 relating to our 1999 Annual Meeting of Shareholders; and

         (7) Our description of common stock included in Item 1 of the Registration Statement on Form 8-A (Registration No. 1-7088), as filed with the Commission on November 20, 1972.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                       2100 RiverEdge Parkway
                       Suite 1200
                       Atlanta, Georgia 30328
                       Attention:  Mr. John H. Karr
                                   Treasurer and Secretary
                       Telephone:  (770) 953-8300


                                     EXPERTS

         The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         Long Aldridge & Norman LLP, Atlanta, Georgia, has passed upon certain legal matters regarding the shares offered by this prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, and future filings made with the Commission will automatically update and supersede this information. We incorporate by reference documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling shareholders sell all their shares offered by this prospectus.

         We have filed the following documents with the Commission:

         (1)      Our Annual Report on Form 10-K for the year ended December 31,
                  1998;

         (2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         (3) Our Current Report on Form 8-K filed on March 25, 1999 (event date: March 18, 1999);

         (4) Our Current Report on Form 8-K filed on May 7, 1999 (event date: May 5, 1999);

         (5) Our Current Report on Form 8-K filed on June 3, 1999 (event date: June 1, 1999);

         (6) Our Proxy Statement dated March 31, 1999 relating to our 1999 Annual Meeting of Shareholders; and

         (7) Our description of common stock included in Item 1 of the Registration Statement on Form 8-A (Registration No. 1-7088), as filed with the Commission on November 20, 1972.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to a corporation or its shareholders for breach of their fiduciary duties as directors. The Section does not, however, authorize a corporation to eliminate or limit the liability of a director for appropriating, in violation of his duties, any business opportunity of a corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or authorizing a dividend, stock repurchase or redemption, distribution of assets or other distribution in violation of Section 14-2-640 of the Georgia Business Corporation Code or the articles of incorporation of a corporation. Section 14-2-202(b)(4) also does not eliminate or limit the right of a corporation or any shareholder to seek an injunction, a rescission or any other equitable (non-monetary) relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity.

         Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Business Corporation Code govern the indemnification of directors and officers. Section 14-2-851 of the Georgia Business Corporation Code provides for indemnification of directors of a corporation for liability incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding (other than actions brought as derivative actions by or in the right of a corporation) in which they may become involved by reason of being a director of a corporation. Section 14-2-851 also provides such indemnity for directors who, at the request of a corporation, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. The Section permits indemnification if the director acted in a manner which he believed in good faith to be in or not opposed to the best interest of a corporation and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding. However, if the director is adjudged liable to a corporation in a derivative action or on the basis that personal benefit was improperly received, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

         Section 14-2-852 of the Georgia Business Corporation Code provides that directors who are successful with respect to any claim against them are entitled to indemnification against reasonable expenses as of right. On the other hand, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Georgia Business Corporation Code Section 14-2-855, by either the Board of Directors or a committee thereof, acting by disinterested members, by special legal counsel or by the shareholders, but shares owned by or voted under the control of directors seeking indemnification may not be voted.

         Section 14-2-857 of the Georgia Business Corporation Code provides that an officer of a corporation (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under
Section 14-2-852 as described above. In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent authorized by its articles of incorporation, bylaws, the Board of Directors or by contract and to the extent such action is not inconsistent with public policy.

         The provisions of Article Eight of the Amended and Restated Articles of Incorporation of American Business Products and Article VII of the Bylaws of American Business Products are similar in all substantive respects to those contained in Section 14-2-202(b)(4) and in Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Business Corporation Code outlined above.

         Officers and directors of American Business Products presently are covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. The cost of such insurance is borne by American Business Products as permitted by its Bylaws and the laws of the State of Georgia.

ITEM 8.           EXHIBITS

EXHIBIT
NUMBER                       DESCRIPTION
------                       -----------

5                 Opinion of Long Aldridge & Norman LLP.

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Long Aldridge & Norman LLP (included in its opinion filed as Exhibit 5 hereto).

24.1              Powers of Attorney (see signature pages to this Registration Statement).

ITEM 9.           UNDERTAKINGS

A.       RULE 415 OFFERING.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, because this registration statement is on Form S-8, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B.       SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on July 20, 1999.

                               AMERICAN BUSINESS PRODUCTS, INC.
                               (Registrant)

                               By: /s/ Richard G. Smith
                                   ---------------------------------------------
                                   Richard G. Smith
                                   Vice President--Chief Financial Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher R. Williams and John H. Karr, and each of them, as his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact (or any of them) and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of July 20, 1999.

Signatures                                           Title
----------                                           -----



                                                     President, Chief Executive Officer and Director
---------------------------------------
Larry L. Gellerstedt, III


/s/ Christopher R. Williams                          Vice President-Chief Information Officer
---------------------------------------              (Acting Principal Executive Officer)
Christopher R. Williams


/s/ Richard G. Smith                                 Vice President--Chief Financial Officer
---------------------------------------              (Principal Financial Officer)
Richard G. Smith


/s/ Henry Curtis VII                                 Director
---------------------------------------
Henry Curtis VII


                    [Signatures continued on following page]

/s/ Hollis L. Harris                                 Director
---------------------------------------
Hollis L. Harris


/s/ W. Stell Huie                                    Director
---------------------------------------
W. Stell Huie


/s/ Thomas F. Keller                                 Director
---------------------------------------
Thomas F. Keller


/s/ James F. McDonald                                Director
---------------------------------------
James F. McDonald

                                                     Director
---------------------------------------
Daniel W. McGlaughlin


/s/ C. Douglas Miller                                Director
---------------------------------------
C. Douglas Miller


/s/ G. Harold Northrop                               Director
---------------------------------------
G. Harold Northrop


/s/ Joe W. Rogers, Jr.                               Director
---------------------------------------
Joe W. Rogers, Jr.


/s/ William B. Stokely, III                          Director
---------------------------------------
William B. Stokely, III

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                 DESCRIPTION
------                                 -----------

5                       Opinion of Long Aldridge & Norman LLP.

23.1                    Consent of Deloitte & Touche LLP.

23.2                    Consent of Long Aldridge & Norman LLP (included in its opinion filed as Exhibit 5 hereto).

24.1                    Powers of Attorney (see signature pages to this Registration Statement).